UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 10, 2005

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360
Grand Prairie, Texas 75050

(Address of principal executive offices)

(866) 578-1665

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRECIS, INC.

Fork 8-K

Current Report

Table of Contents

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01	Exhibits

Signature

Item 5.02                                               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)                                 Effective June 10, 2005, the Board of Directors of Precis, Inc. (the “company”) terminated the employment of Judith Henkels as its Chief Executive Officer and President.  Also, Ms. Henkels, who had also served as Chairperson of the Board of Directors, resigned from the company’s Board of Directors and its Compensation Committee.  The termination was not based upon any disagreement with the company relating to the company’s operations, policies or practices.  The termination is considered an “involuntary termination” under the terms of her employment agreement with the Company, entitling her to certain compensatory rights as set forth in the employment agreement.

(c)                                  Frank Apodaca, the company’s Chief Operating Officer and the President and C.E.O. of its Access Healthsource, Inc. (“Access”), subsidiary was appointed President of the company by the Board of Directors, effective June 10, 2005.  Information on Mr. Apodaca is set forth in Item 10 of our Annual Report on Form 10-K, filed with the Commission on April 18, 2005, and is incorporated herein by reference. The terms of our compensation arrangement with Mr. Apodaca have not changed as of the date of this report.  That arrangement is pursuant to an employment agreement entered into by the company with Mr. Apodaca on June 18, 2004.  That employment agreement is described in and attached to a Current Report on Form 8-K filed by the company with respect to its acquisition of Access on June 18, 2004, and is incorporated by reference in this report.

Mr. Apodaca’s employment agreement with the company allows him to spend a portion of his time with companies associated with National Center for Employment of the Disabled, Inc., a non-profit corporation.  In this capacity, he holds executive officer positions with Sahara Companies, a privately-held garment manufacturer, and NCED Mental Health Center, a privately-held psychiatric hospital.  The President and C.E.O. of NCED is Robert E. Jones, one of our directors.  Mr. Apodaca’s compensation arrangement with NCED, entered into before our acquisition of Access, grants him an interest in the proceeds received by NCED from us in connection with our acquisition of Access.  This arrangement is more fully further described in Item 13 of our Annual Report on Form 10-K, filed with the Commission on April 18, 2005, and is incorporated by reference in this report.

The appointment of Mr. Apodaca as our President is not the result of any prior arrangement with the company, his employment agreement, or any agreement with NCED, the company and Mr. Apodaca.

Nicholas J. Zaffiris, a current director of the company, was named non-executive Chairman of the Board of Directors, by the Board, effective June 10, 2005.  Mr. Zaffiris has been a director of the company since August 2002 and is presently Vice President of Sales and Account Management, West, at Private Healthcare Systems (PHCS), a privately-held preferred provider organization with whom we have a material relationship.  Further information on Mr. Zaffiris is set forth in Item 10 of our Annual Report on Form 10-K, filed with the Commission on April 18, 2005, and is incorporated by reference in this report.  We have not yet entered into an additional compensation arrangement with Mr. Zaffiris for his role as non-executive Chairman.  Our regular compensation arrangement with the members of our Board of Directors is set forth in Item 10 of our Annual Report on Form 10-K, filed with the Commission on April 18, 2005, and is incorporated by reference in this report.

The Board of Directors did not name a Chief Executive Officer on a permanent or interim basis.  The company will immediately begin a search for an individual to hold that position on a permanent basis.

Item 9.01                                               Exhibits

                               Exhibit 99.1: Press release issued by Precis, Inc. on June 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

By:	/s/ Frank Apodaca

Frank Apodaca
President

Dated: June 13, 2005